                                                                  EXHIBIT (a)(2)

                              LETTER OF TRANSMITTAL

               TO TENDER ELIGIBLE OUTSTANDING OPTIONS TO PURCHASE
                  SHARES OF COMMON STOCK OF CAMINUS CORPORATION
           HAVING AN EXERCISE PRICE GREATER THAN $10.00 PER SHARE AND
                                GRANTED UNDER THE
                      CAMINUS LLC 1998 STOCK INCENTIVE PLAN
                  CAMINUS CORPORATION 1999 STOCK INCENTIVE PLAN
       CAMINUS CORPORATION 2001 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN
                      NONSTATUTORY STOCK OPTION AGREEMENTS
                                 FOR NEW OPTIONS

            PURSUANT TO THE OFFER TO EXCHANGE DATED OCTOBER 28, 2002

--------------------------------------------------------------------------------
                The Offer and Related Right of Withdrawal Expire
           at 5:00 p.m., Eastern Standard Time, On November 26, 2002,
                          Unless The Offer Is Extended.
--------------------------------------------------------------------------------


                            Attention: Stephanie Shaw
                               Caminus Corporation
                                825 Third Avenue
                            New York, New York 10022
                               Tel: (212) 515-3600
                               Fax: (212) 893-8747

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute a valid delivery.

        Pursuant to the terms and subject to the conditions of the Offer to Exchange dated October 28, 2002 (the "Offer to Exchange") and this Letter of Transmittal (this "Letter of Transmittal" and, together with the Offer to Exchange, as they may be amended or supplemented from time to time, the "Offer"), I, a current employee of Caminus Corporation, a Delaware corporation (the "Company"), or one of its subsidiaries, hereby tender the outstanding options to purchase shares ("Option Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company listed in the table on page 2 of this Letter of Transmittal, which have an exercise price greater than $10.00 per share and have been granted under the Caminus LLC 1998 Stock Incentive Plan (the "1998 Plan"), the Caminus Corporation 1999 Stock Incentive Plan (the "1999 Plan"), the Caminus Corporation 2001 Non-Officer Employee Stock Incentive Plan (the "2001 Plan"), and/or certain Nonstatutory Stock Option Agreements (the "Nonstatutory Agreements" and, together with the 1998 Plan, the 1999 Plan and the 2001 Plan, the "Plans"). In exchange for the options that I tender and that are accepted for exchange, I will receive new options exercisable for a number of shares of common stock that is equal to the total number of shares subject to the options I tendered (subject to adjustment in specified circumstances). The new options will be granted under the 1999 Plan, the 2001 Plan or a nonplan stock option agreement, as determined by the Company in its sole discretion.



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

        To validly tender your eligible options, you must complete the following table according to Instructions 2 and 3 on page 6 of this Letter of Transmittal. If you choose to participate in the Offer, then you must tender all options that were granted to you during the six months immediately prior to the expiration date of the Offer, currently expected to be November 26, 2002, even if such options have an exercise price less than or equal to $10.00 per share.


    Grant Date of       Exercise Price      Total Number of Option
      Option (1)          of Option       Shares Subject to Option (2)      Name of Plan (3)
      ----------          ---------       ----------------------------      ----------------









----------

(1) List each option on a separate line even if more than one option was granted on the same date.

(2) Provide the total number of unexercised Option Shares subject to the entire option in this column. By tendering this option, you are agreeing to tender it for the full number of unexercised Option Shares subject to this option.

(3)     Provide the name of the Plan under which the option was granted.

To Caminus Corporation:

        Upon the terms and subject to the conditions set forth in the Offer to Exchange, my receipt of which I hereby acknowledge, and in this Letter of Transmittal, I, the undersigned, hereby tender to the Company the options (the "Options") specified in the table on page 2 of this Letter of Transmittal in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Option Shares subject to the Options that I tender hereby (subject to adjustment for any stock splits, stock dividends and other events affecting our capital structure that occur before the grant date of the New Options). New Options will be granted under the 1999 Plan, the 2001 Plan or a nonplan stock option agreement, as determined by Caminus in its sole discretion. I acknowledge that I hereby tender all options that I have received from the Company during the six months immediately prior to the expiration date of the Offer, currently expected to be November 26, 2002. All New Options will be granted upon the terms and subject to the conditions of the applicable Plan or nonplan stock option agreement under which the New Options are granted and to any new option grant document between the Company and me.

        Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended, delayed, terminated or amended, the terms and conditions of any such extension, delay, termination or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all rights, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter of Transmittal is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

        I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable Plan, nonplan stock option agreement or option grant document, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

        By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me, upon the terms and subject to the conditions of the Offer.

        I acknowledge that the New Options that I will receive:

        (1) will not be granted until one of the first five trading days, in the Company's sole discretion, that is at least six months and one day following the date on which the Options tendered hereby are accepted for exchange and cancelled (which new grant date, assuming the offer period is not extended, is currently expected to be one of the first five trading days after May 26,
               2003); and

        (2) will be subject to the terms and conditions set forth in the applicable Plan or nonplan stock option agreement and in any new option grant document between the Company and me.

        I acknowledge that I expect no financial compensation from the exchange and cancellation of my Options. I also acknowledge that I must be an employee of the Company or one of its subsidiaries from the date on which I tender Options through the date on which the New Options are granted and otherwise be eligible under the applicable Plan on the date on which the New Options are granted in order to receive New Options. I further acknowledge that if I do not remain such an employee, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer. If my employment terminates for any reason before the date on which the New Options are granted, then I will not receive anything for the Options that I tender and that are accepted for exchange pursuant to the Offer. I acknowledge that I will not receive any additional options or New Options until at least six months and one day after the date on which the Options that I tender are accepted for exchange and cancelled. I understand that the Company may grant options to its employees during that time and that I will not be eligible for such option grants.

        The name and tax ID/social security number of the registered holder of the Options tendered hereby appear on page 5 of this Letter of Transmittal exactly as they appear on the option grant document(s) representing such Options. By completing the table on page 2 of this Letter of Transmittal, I have indicated the Options that I am tendering, which represent all of the Option Shares subject to each such Option. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price, the total number of Option Shares subject to the Option, and the Plan under which the Option was granted. I understand that I may tender all or any of my options outstanding under the Plans in whole, but not in part, and that I am not required to tender any of such options in the Offer. I further understand that, if I wish to tender any options, I will have to tender all options granted to me during the six months immediately prior to the expiration date of the Offer, currently expected to be November 26, 2002, even if such options have an exercise price less than or equal to $10.00 per share. I also understand that all of such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not validly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the terms and conditions described in Sections 1 and 6 of the Offer to Exchange, if I am an employee of the Company or one of its subsidiaries on the new grant date. The term "Expiration Date" means 5:00 p.m., Eastern Standard Time, on November 26, 2002, unless and until the Company, in its sole discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. If the Company does not extend the Offer, Options may be tendered at any time before 5:00 p.m., Eastern Standard Time, on November 26, 2002; however, any Options tendered after 5:00 p.m., Eastern Standard Time, on November 26, 2002, will not be accepted.

        I recognize that, upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange.

        THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF OPTIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.


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

        All capitalized terms used in this Letter of Transmittal but not defined herein shall have the respective meanings ascribed to them in the Offer to Exchange.

        I have read, understand and agree to all of the terms and conditions of the Offer.

                        OPTION HOLDER: PLEASE SIGN BELOW
                           (See Instructions 1 and 4)

        You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signatory's full title and include with this Letter of Transmittal proper evidence of the authority of such person to act in such capacity.


-------------------------------------------------------
    (Signature of Holder or Authorized Signatory)

Date:                 , 2002
       ---------------

Name:
       ------------------------------------------------
                      (Please Print)

Capacity:
           --------------------------------------------

Address:
          ---------------------------------------------


-------------------------------------------------------
              (Please include ZIP code)

Telephone No. (with area code):
                                 ----------------------

Tax ID/Social Security No.:
                             --------------------------



                                  INSTRUCTIONS

        These Instructions Form Part of the Terms and Conditions of the Offer

        1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter of Transmittal (or a facsimile thereof), and any other documents required by this Letter of Transmittal, must be received by the Company's Human Resources Department representative for the Offer (at the address set forth on the front cover of this Letter of Transmittal) on or before the Expiration Date, which is currently scheduled for 5:00 p.m., Eastern Standard Time, on November 26, 2002. This means that if the Company does not extend the Offer, you may return your Letter of Transmittal at any time before 5:00 p.m., Eastern Standard Time, on November 26, 2002; however, any Letters of Transmittal returned after 5:00 p.m., Eastern Standard Time, on November 26, 2002, will not be accepted.

        THE METHOD BY WHICH YOU DELIVER THIS LETTER OF TRANSMITTAL IS AT YOUR ELECTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED

MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Options, you must deliver a Notice of Withdrawal of Tender, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded, and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

        The Company will not accept any alternative, conditional or contingent tenders. All tendering employees, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

        2. Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 2 of this Letter of Transmittal regarding the Options to be tendered should be provided on a separate schedule attached hereto.

        3. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 2 of this Letter of Transmittal by providing the following information for each Option that you intend to tender: grant date, exercise price, the total number of Option Shares subject to the Option, and the Plan under which the Option was granted. If you choose to tender an Option, you must tender the full number of unexercised Option Shares subject to the Option. If you attempt to tender options for part of a specific grant, but not all outstanding options for such grant, your tender of such grant will be rejected. If you properly tender other grants, however, such other grants will be accepted. In addition, if you choose to participate in the Offer, then you must tender all options that were granted to you during the six months immediately prior to the expiration date of the Offer, currently expected to be November 26, 2002, even if such options have an exercise price less than or equal to $10.00 per share. If you attempt to tender some of your options, but do not include all options granted to you during the six months immediately prior to the expiration date of the Offer, your entire tender will be rejected.

        4. Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option grant document(s) to which the Options are subject without alteration, enlargement or any change whatsoever.

        If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to the Company of the authority of such person to act in such capacity must be submitted with this Letter of Transmittal.

        5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal, may be directed to the Human Resources Department representative listed on the last page of these Instructions to this Letter of Transmittal. Any copies will be furnished promptly at the Company's expense.

        6. Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tender of Options, will be determined by the Company in its sole discretion, which determination shall be final and binding on all interested persons. The Company reserves the right to reject any or all tenders of Options that the Company determines not to be in appropriate form or the acceptance of which is unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in any tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY) MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE, WHICH IS CURRENTLY SCHEDULED FOR 5:00 P.M., EASTERN STANDARD TIME, ON NOVEMBER 26, 2002. THIS MEANS THAT IF THE COMPANY DOES NOT EXTEND THE OFFER, LETTERS OF TRANSMITTAL MAY BE RETURNED AT ANY TIME BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON NOVEMBER 26, 2002; HOWEVER, ANY LETTERS OF TRANSMITTAL RETURNED AFTER 5:00 P.M., EASTERN STANDARD TIME, ON NOVEMBER 26, 2002 WILL NOT BE ACCEPTED.

        7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information, and to Section 14 of the Offer to Exchange, which contains important international income tax information.

        8. Human Resources Department Representative. Below is the contact information for the Company's Human Resources Department representative.

                            Attention: Stephanie Shaw
                               Caminus Corporation
                                825 Third Avenue
                            New York, New York 10022
                               Tel: (212) 515-3600
                               Fax: (212) 893-8747




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